EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of InterVideo, Inc. on Form S-8 of our report dated March 19, 2001, related to the Audio/Video Products Division of Formosoft International Inc. (AVPD), which appears in the Registration Statement on Form S-1/A (No. 333-102851), filed on July 16, 2003.

/s/    DELOITTE & TOUCHE

Deloitte & Touche

TN Soong & Co. and Deloitte & Touche (Taiwan) established Deloitte & Touche effective June 1, 2003

Taipei, Taiwan

The Republic of China

July 28, 2003